UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 29, 2012

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North, Suite 306

Marlboro, New Jersey 07728

(Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2012, the Company entered into an Exclusive Investment Banking Agreement with a prominent, New York investment banking firm (“Firm”). Under the agreement, the Firm will provide a range of investment advisory services to the Company, including the introduction to potential lenders, investors and acquiring entities. The agreement contemplates potential equity financings, business combinations and/or asset sales, and/or debt financings. Upon execution of the agreement, the Company agreed to pay a non-refundable retainer in the amount of $50,000 and issue the Firm an initial stock purchase warrant to purchase 9.99% of the Company’s fully diluted shares of common stock as of the date of the Agreement. The initial warrant has a term of five years with a per share exercise price of $0.40. The term of the agreement is one year with successive yearly renewals.

In addition, the Company has agreed to pay the Firm fees and expense allowances on any transaction entered into and completed pursuant to the agreement. Fees and expense allowances are transaction dependent ranging generally from 13% to 6% of the consideration received by the Company, coupled with stock purchase warrants equal to 10% of any equity, including derivatives, issued in the transaction. The Company also will be required to pay a break up fees in the event it elects to terminate a funding agreement.

The Firm is a FINRA/SEC registered broker/dealer. The Company can not predict whether it or the Firm will be successful in raising funds or entering into any arrangement contemplated under the Agreement which may prove beneficial to the Company.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to increase prices and revenue and continue to obtain contract renewals and extensions.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Jerry Pane
Name: Jerry Pane
Title: Chairman
Date: December 3, 2012